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                                                                    EXHIBIT 99.1

Press Release:

MedicaLogic, Medscape, and Total eMed Shareholders Approve Merger Plans, Acquisition
- - - - - - - -
MEDICALOGIC-MEDSCAPE MERGER EXPECTED TO CLOSE BY MAY 22;
MEDICALOGIC'S ACQUISITION OF TOTAL EMED COMPLETED MAY 11

HILLSBORO, OR, MAY 15 2000

Shareholders of MedicaLogic, Inc. (NASDAQ: MDLI), The Online Health Record Company(TM), and Medscape, Inc., (NASDAQ NM: MSCP), the leading provider of authoritative health and medical information on the Internet since 1995, overwhelmingly approved the merger of the two companies at special meetings held earlier today. The merger is expected to be completed by May 22, 2000. MedicaLogic, on May 11, completed its acquisition of Total eMed, Inc., a privately held company offering a new approach to physician-driven medical transcription, following shareholders' approval of the transaction.

Upon completion of the merger, the new company will be known as MedicaLogic/Medscape, Inc. and will trade on the NASDAQ National Market under the symbol MDLI. It will have more than 1,100 employees working from the Hillsboro headquarters and from major operational centers in San Francisco, New York, Nashville and Houston.

"We're pleased that our shareholders recognize the value we intend to create through this merger," said Mark Leavitt, MD, PhD, currently Chairman and CEO of MedicaLogic and soon to be Chairman of MedicaLogic/Medscape. "We will be a company rich in product offerings for physicians, other health professionals and consumers - from MedicaLogic's industry leading online health records, to Medscape's authoritative and trusted news and information, to the efficient online medical transcription services provided by Total eMed. We will have the complementary products, strategic partnerships, financial strength and experience necessary to bring real change to 'ehealthcare' by providing our constituents with health information that matters -- saving lives, money and time. No other company in our industry is more focused on using the Internet to increase communication and interaction between physicians, patients and other health professionals than the new organization that will come from this merger."

ABOUT MEDICALOGIC

MedicaLogic, Inc. (NASDAQ: MDLI), The Online Health Record Company(TM), brings the Internet to the point of care with ehealthcare products and services for physicians and their patients. MedicaLogic connects patients and physicians in ways that enhance the quality, delivery, and cost-effectiveness of healthcare. Building upon physician acceptance of Logician(R) software, the leading online health record at integrated delivery networks


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nationwide, MedicaLogic delivers Internet services and communications tools enabling physicians to manage their health records and their practices. Based in Hillsboro, Oregon, the company also maintains product development offices in San Francisco and Houston. Visit our homepage at www.medicalogic.com for additional information.

MEDICALOGIC AND LOGICIAN ARE REGISTERED TRADEMARKS OF MEDICALOGIC, INC. IN THE UNITED STATES. THE ONLINE HEALTH RECORD COMPANY, 98POINT6 AND OTHER MEDICALOGIC LOGOS, PRODUCT NAMES, AND SERVICE NAMES ARE ALSO TRADEMARKS OF MEDICALOGIC, INC., WHICH MAY BE REGISTERED IN OTHER COUNTRIES. OTHER PRODUCT AND BRAND NAMES ARE TRADEMARKS OF THEIR RESPECTIVE OWNERS.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FORWARD-LOOKING STATEMENTS ARE BASED ON MEDICALOGIC'S CURRENT EXPECTATIONS OR BELIEFS AS WELL AS ON A NUMBER OF ASSUMPTIONS ABOUT FUTURE EVENTS, AND ARE SUBJECT TO FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE READER IS CAUTIONED NOT TO PUT UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF FUTURE PERFORMANCE AND ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, MANY OUTSIDE MEDICALOGIC'S CONTROL. FURTHER INFORMATION ON POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS IS INCLUDED IN THE FORM S-4 AND SUBSEQUENT SEC FILINGS.

ABOUT MEDSCAPE, INC.

Medscape, Inc. (NASDAQ NM: MSCP), a leading provider of authoritative health and medical information on the Internet since 1995, currently operates two primary healthcare Web sites, medscape.com and CBSHealthWatch by Medscape. As of March 31, 2000 Medscape, Inc.'s sites had more than 2.2 million registered members worldwide, including over 350,000 registered as physicians, one million registered as allied health professionals and 800,000 registered as consumers.

Medscape.com, www.medscape.com, provides comprehensive, authoritative and timely medical information and interactive programs to physicians, allied healthcare professionals and consumers, and includes the following specialty sites and pages: Medscape Japan, http://japan.medscape.com; Medscape General Medicine, or MedGenMed, www.medscape.com/journal/MedGenMed, believed to be the first and only peer-reviewed online general medical journal; Medical Office Management, http://medoffice.medscape.com; Medscape Nursing, http://nursing.medscape.com; Medscape Pharmacists, http://pharmacists.medscape.com; Medscape Med Students, http://medstudents.medscape.com; and Today on Medscape, http://www.medscape.com/today, featuring the latest health and medical news.

The Company also operates CBSHealthWatch by Medscape, http://cbs.healthwatch.com, the recently launched consumer site designed to help families and individuals make better- informed healthcare decisions and to simplify management of their healthcare needs. Developed jointly with CBS Corporation, the site provides personalized, authoritative medical


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content written for the consumer, access to professional content on medscape.com and interactive personal health management tools, such as health diaries. CBS and the CBS eye device are registered trademarks of CBS Broadcasting Inc.

Investors and security holders are urged to read the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by MedicaLogic, Inc. (NASD: MDLI) with the Securities and Exchange Commission (SEC) in connection with the proposed merger with Medscape, Inc. because it contains important information. Investors and security holders may obtain a free copy of the definitive joint proxy statement /prospectus filed by MedicaLogic with the SEC at the SEC's Web site, www.sec.gov.

THE STATEMENTS MADE IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER FROM THE COMPANY'S EXPECTATIONS.